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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2002

AFFILIATED MANAGERS GROUP, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0001-13459 (Commission file number)	043218510 (IRS employer identification no.)
600 Hale Street, Prides Crossing, MA 01965 (Address of principal executive offices) (Zip code)

(617) 747-3300
(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure

        Registrant is filing this Form 8-K in order to file a recent earnings press release, which is attached below. By this filing, Registrant is not establishing the practice of filing all earnings press releases in the future and may discontinue such filings at any time.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.
Date: October 24, 2002	/s/ DARRELL W. CRATE DARRELL W. CRATE Executive Vice President, Chief Financial Officer and Treasurer (and also as Principal Financial and Accounting Officer)

AFFILIATED MANAGERS GROUP, INC.

Contact:	Darrell W. Crate
Affiliated Managers Group, Inc.
(617) 747-3300

AMG Reports Financial and Operating Results for
Third Quarter and Nine Months Ended September 30, 2002

Company Reports Cash EPS for Third Quarter of $1.08

Boston, MA, October 23, 2002—Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the third quarter and nine months ended September 30, 2002.

Cash earnings per share ("Cash EPS") for the third quarter of 2002 were $1.08. (Cash EPS is the Company's reported EPS figure plus non-cash charges on a per share basis which arise from the use of the purchase method of accounting. The Company considers Cash EPS to be the most meaningful measure of its financial performance.) Diluted earnings per share for the third quarter of 2002 were $0.57, and net income for the third quarter was $12.8 million. Cash Net Income (net income plus the non-cash charges for depreciation and amortization and deferred taxes related to intangible assets) was $24.2 million. These operating results reflect changes in the accounting for intangible assets as a result of the implementation of Financial Accounting Standard No. 142 in the first quarter of 2002, and therefore are not directly comparable to operating results for the third quarter of 2001. For the third quarter of 2002, revenue was $115.3 million, compared to $96.6 million for the third quarter of 2001. EBITDA for the third quarter of 2002 was $32.7 million, compared to $31.9 million for the same period of 2001. For the nine months ended September 30, 2002, revenue was $364.2 million, compared to $297.7 million for the nine months ended September 30, 2001. EBITDA for the nine months ended September 30, 2002 was $105.5 million, compared to $96.8 million for the same period of 2001.

The aggregate net client cash flows from directly managed assets for the third quarter were approximately $525 million, while outflows of overlay assets were approximately $742 million. These aggregate net client cash flows for the quarter resulted in essentially no change to AMG's annualized EBITDA due to the mix of fees and ownership percentages. The aggregate assets under management of AMG's affiliated investment management firms at September 30, 2002 were $68.5 billion.

"AMG produced stable earnings notwithstanding the sharp declines in the equity markets during the third quarter," stated William J. Nutt, Chairman and Chief Executive Officer. "We continue to benefit from the diversity among our Affiliates, which provides us with a balanced exposure to value and growth investment styles, and broad participation in the mutual fund, high net worth and institutional distribution channels. In addition, we are pleased that our Affiliates continue to generate internal growth through positive client cash flows from directly managed assets for the year-to-date, despite the difficult equity market environment."

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Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Third Quarter and Nine Months of 2002
October 23, 2002

"As a group, our Affiliates produced strong performance relative to their peers and benchmarks for the quarter as well as the year-to-date," stated Sean M. Healey, President and Chief Operating Officer. "For example, deep value manager Tweedy, Browne continues to perform well. Its largest product, the Morningstar five-star rated Tweedy, Browne Global Value Fund, produced outstanding results compared to its competitors. On a relative basis, growth manager Friess Associates is also having a very good year, with its Brandywine and Brandywine Blue funds ranking in the top decile within their respective Morningstar categories for the year-to-date." Mr. Healey continued, "Finally, in addition to closing our investment in Third Avenue Management this quarter, we also closed the syndication of a new, three-year, $235 million credit facility. Combined with our strong cash flow from operations, the credit facility provides AMG with an additional source of capital to fund new investments, repay indebtedness, or to opportunistically repurchase our stock, as appropriate."

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms. AMG's strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates. AMG's innovative transaction structure allows individual members of each Affiliate's management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG's filings with the Securities and Exchange Commission. Reference is hereby made to the "Cautionary Statements" set forth in the Company's Form 10-K for the year ended December 31, 2001.

The source for Morningstar information is Morningstar, Inc. and is provided at www.morningstar.com. Chicago-based Morningstar is the leading provider of mutual fund, stock, and variable-insurance investment information. An independent company, Morningstar does not own, operate, or hold any interest in mutual funds, stocks, or insurance products.

Financial Tables Follow

A teleconference will be held with AMG's management at 11:00 a.m. Eastern Time today. Parties interested in listening to the teleconference should dial 1-800-366-7449 (domestic calls) or 1-303-262-2141 (international calls) starting at 10:45 a.m. Eastern Time. Please dial the appropriate number at least ten minutes before the call begins. The teleconference will be available for replay from approximately one hour after the conclusion of the call until 5:00 p.m. Eastern Time on Wednesday, October 30, 2002. To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 501618. The live call and the replay (through October 30, 2002) may also be accessed via the Web at www.amg.com.

###

For more information on Affiliated Managers Group, Inc.,
please visit AMG's Web site at www.amg.com.

Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Third Quarter and Nine Months of 2002
October 23, 2002

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Three Months Ended 9/30/01	Three Months Ended 9/30/02
Revenue	$96,584	$115,258
EBITDA (A)	$31,937	$32,690
Net Income	$12,352	$12,819
Cash Net Income (B)	$20,734	$24,166
Average shares outstanding—diluted	22,841,832	22,301,801
Earnings per share—diluted	$0.54	$0.57
Cash earnings per share—diluted (C)	$0.91	$1.08
	December 31, 2001	September 30, 2002
Cash and cash equivalents	$73,427	$77,892
Senior debt	$452,894	$533,751
Stockholders' equity	$543,340	$560,613

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Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Third Quarter and Nine Months of 2002
October 23, 2002

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Nine Months Ended 9/30/01	Nine Months Ended 9/30/02
Revenue	$297,722	$364,224
EBITDA (A)	$96,805	$105,536
Net Income	$37,389	$42,680
Cash Net Income (B)	$62,399	$74,561
Average shares outstanding—diluted	22,683,862	22,714,620
Earnings per share—diluted	$1.65	$1.88
Cash earnings per share—diluted (C)	$2.75	$3.28

(more)

Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Third Quarter and Nine Months of 2002
October 23, 2002

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Three Months Ended 9/30/02	Nine Months Ended 9/30/02
Assets under management (at period end, in millions):	$68,524	$68,524
Revenue:	$115,258	$364,224
Owners' Allocation (D):	$56,705	$186,718
EBITDA Contribution (E):	$38,015	$122,861
Reconciliation of EBITDA Contribution to EBITDA:
Total EBITDA Contribution (as above)	$38,015	$122,861
Less, holding company expenses	(5,325)	(17,325)

EBITDA	$32,690	$105,536

Notes:

(A)
EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(B)
Cash Net Income represents net income plus depreciation, amortization and deferred taxes. In periods prior to 2002, Cash Net Income represents net income plus depreciation and amortization.

(C)
Cash earnings per share represents Cash Net Income divided by average shares outstanding.

(D)
Owners' Allocation represents the portion of an Affiliate's revenue which is allocated to the owners of that Affiliate, including AMG, generally in proportion to their ownership interest, pursuant to the revenue sharing agreement with such Affiliate.

(E)
EBITDA Contribution represents the portion of an Affiliate's revenue that is allocated to AMG after amounts retained by the Affiliate for compensation and day-to-day operating and overhead expenses, but before the interest, income taxes, depreciation and amortization expenses of the Affiliate.

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Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Third Quarter and Nine Months of 2002
October 23, 2002

Affiliated Managers Group, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Quarter Ended September 30,		Year to Date September 30,
	2001	2002	2001	2002
Revenue	$96,584	$115,258	$297,722	$364,224
Operating expenses:
Compensation and related expenses	31,463	41,525	98,369	125,013
Amortization of intangible assets	7,006	3,825	20,848	10,521
Depreciation and other amortization	1,376	1,525	4,162	4,327
Selling, general and administrative	18,487	18,893	55,601	62,561
Other operating expenses	2,578	4,265	7,866	11,279

	60,910	70,033	186,846	213,701

Operating income	35,674	45,225	110,876	150,523

Non-operating (income) and expenses:
Investment and other income	(1,952)	(1,206)	(3,946)	(2,598)
Interest expense	2,970	5,974	9,482	19,554

	1,018	4,768	5,536	16,956

Income before minority interest and taxes	34,656	40,457	105,340	133,567
Minority interest	(14,071)	(19,091)	(43,027)	(62,433)

Income before income taxes	20,585	21,366	62,313	71,134
Income taxes—current	6,525	2,550	20,473	11,421
Income taxes—deferred	1,708	5,997	4,451	17,033

Net income	$12,352	$12,819	$37,389	$42,680

Average shares outstanding—basic	22,180,058	21,907,342	22,117,858	22,108,441
Average shares outstanding—diluted	22,841,832	22,301,801	22,683,862	22,714,620
Earnings per share—basic	$0.56	$0.59	$1.69	$1.93
Earnings per share—diluted	$0.54	$0.57	$1.65	$1.88

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Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Third Quarter and Nine Months of 2002
October 23, 2002

Affiliated Managers Group, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2001	September 30, 2002
Assets
Current assets:
Cash and cash equivalents	$73,427	$77,892
Investment advisory fees receivable	57,148	47,372
Other current assets	9,464	11,080

Total current assets	140,039	136,344
Fixed assets, net	17,802	19,647
Equity investment in Affiliate	1,732	—
Acquired client relationships, net	319,645	377,174
Goodwill, net	655,311	736,081
Other assets	25,792	23,575

Total assets	$1,160,321	$1,292,821

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$67,136	$81,593
Senior bank debt	25,000	—
Zero coupon convertible debt	227,894	—

Total current liabilities	320,030	81,593
Senior bank debt	—	75,000
Zero coupon convertible debt	—	228,751
Mandatory convertible debt	200,000	230,000
Deferred taxes	38,081	55,353
Other long-term liabilities	23,795	35,021

Total liabilities	581,906	705,718
Minority interest	35,075	26,490
Stockholders' equity:
Common stock	235	235
Additional paid-in capital	405,087	405,769
Accumulated other comprehensive income	(846)	(371)
Retained earnings	190,502	233,182

	594,978	638,815
Less treasury shares, at cost	(51,638)	(78,202)

Total stockholders' equity	543,340	560,613

Total liabilities and stockholders' equity	$1,160,321	$1,292,821

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SIGNATURES
Financial Tables Follow